                                                                   EXHIBIT 10.44

                                 VISTACARE, INC.

                           DEFERRED COMPENSATION PLAN

                           (EFFECTIVE JANUARY 1, 2004)

                                                                               .
                                                                               .
                                                                               .


                                 TABLE OF CONTENTS

                                                                    PAGE NO.
1. PURPOSE.............................................................1

2. DEFINITIONS.........................................................1

   2.1  Account........................................................1

   2.2  Accounting Date................................................1

   2.3  Annual Installment Method......................................1

   2.4  Beneficiary....................................................1

   2.5  Board..........................................................2

   2.6  Business Day...................................................2

   2.7  Cause..........................................................2

   2.8  Change in Control..............................................2

   2.9  Committee......................................................2

   2.10 Common Stock...................................................3

   2.11 Common Stock Fund..............................................3

   2.12 Company........................................................3

   2.13 Company Credit.................................................3

   2.14 Compensation...................................................3

   2.15 Crediting Date.................................................3

   2.16 Deferral Account(s)............................................3

   2.17 Deferral Election..............................................3

   2.18 Deferred Compensation..........................................3

   2.19 Disability.....................................................4

   2.20 Distribution Election..........................................4

   2.21 Effective Date.................................................4

   2.22    Eligible Officer...............................................4

   2.23    Employee.......................................................4

   2.24    Fair Market Value..............................................4

   2.25    In-Service Scheduled Account(s)................................4

   2.26    Investment Fund(s).............................................4

   2.27    Mandated Deferral..............................................4

   2.28    Participant....................................................5

   2.29    Plan...........................................................5

   2.30    Plan Year......................................................5

   2.31    Retirement.....................................................5

   2.32    Retirement Account.............................................5

   2.33    Service Year...................................................5

   2.34    Stock Unit(s)..................................................5

   2.35    Termination....................................................5

3. ADMINISTRATION.........................................................5

4. ELIGIBILITY............................................................6

5. PARTICIPANT ACCOUNTS...................................................6

6. DEFERRAL ELECTIONS.....................................................7

   6.1 In General.........................................................7

   6.2 Amount of Deferrals................................................7

   6.3 Investment Alternatives For Existing Balances......................7

7. COMPANY CREDITS........................................................7

   7.1 Vesting............................................................8

   7.2 Forfeiture.........................................................8

8. DISTRIBUTION...........................................................8

   8.1 Retirement Account.................................................8

   8.2 In-Service Scheduled Account.......................................8

   8.3 Death..............................................................8

   8.4 Form of Distribution...............................................9

9.  FINANCIAL HARDSHIP....................................................9

10. BENEFICIARY DESIGNATION..............................................10

11. UNSECURED GENERAL CREDITOR STATUS OF EMPLOYEE........................10

12. SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION............10

13. INALIENABILITY OF BENEFITS...........................................10

14. CLAIMS PROCEDURE.....................................................10

15. GOVERNING LAW........................................................12

16. AMENDMENTS...........................................................12

                                 VISTACARE, INC.
                           DEFERRED COMPENSATION PLAN

1.    PURPOSE

      The purpose of this VistaCare, Inc. Deferred Compensation Plan (the "Plan") is to provide eligible key employees of the Company with an opportunity to defer compensation to be earned by them from the Company as a means of saving for retirement or other future purposes and to provide such employees with competitive retirement and capital accumulation benefits. In addition, the Plan is intended to provide eligible key employees additional incentive to remain employed by the Company and to attract certain executive-level employees.

2.    DEFINITIONS

      The following definitions shall be applicable throughout the Plan:

        2.1   ACCOUNT.

      "Account" means a bookkeeping account established and maintained by the Company for each Participant reflecting Deferred Compensation and earnings and losses thereon in accordance with Section 5.

        2.2   ACCOUNTING DATE.

      "Accounting Date" means each Business Day on which a calculation concerning a Participant's Deferral Account is performed, or as otherwise defined by the Committee.

        2.3   ANNUAL INSTALLMENT METHOD.

      "Annual Installment Method" refers to an annual installment payment over the number of years selected by the Participant in accordance with his or her Distribution Election, calculated as follows: With respect to the initial annual installment payment, the Deferral Account of the Participant shall be valued as of the close of business on the last business day of the quarter of the Plan Year immediately preceding the installment payment date described in Section 8.4(b). With respect to all subsequent payments, the Deferral Account shall be valued as of the last day of the first quarter of the Plan Year immediately preceding each subsequent installment payment date. The annual installment shall be calculated by multiplying the Deferral Account by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 5-year Annual Installment Method, the first payment shall be 1/5 of the Deferral Account, calculated as described in this definition. The following year, the payment shall be 1/4 of the Deferral Account, calculated as described in this definition. Each annual installment shall be paid on or as soon as practicable after the last business day of the first quarter of the applicable Plan Year.

        2.4   BENEFICIARY.

      "Beneficiary" means the person or persons designated by the Participant in accordance with Section 10, or if no person or persons are so designated, the estate of a deceased Participant.

        2.5   BOARD.

      "Board" means the Board of Directors of VistaCare, Inc.

        2.6   BUSINESS DAY.

      "Business Day" means a day on which the Nasdaq National Market is open for trading activity.

        2.7   CAUSE.

      "Cause" means the participation of a Participant in a criminal activity, as determined by the Committee in its sole discretion, which results in the termination of employment of the Participant.

        2.8   CHANGE IN CONTROL.

      "Change in Control" means (i) the acquisition by a person, party or a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of outstanding capital stock of the Company representing more than 50% of the combined voting power of all voting securities of the Company entitled to vote generally in the election of directors, excluding acquisitions by the Company or by a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (ii) a change of a majority of the Board, without the approval or consent of at least two-thirds (2/3) of the members of the Board before such change; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, recapitalization or asset sale, unless the owners of the capital stock of the Company immediately before such transaction continue to own, in substantially the same proportions as before such transaction, capital stock of the acquiring or succeeding entity representing more than 50% of the combined voting power of all voting securities of such acquiring or succeeding entity entitled to vote generally in the election of directors; or (iv) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) as least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation (as that term is used in the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder) of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets (as that phrase is used in the General Corporation Law of the State of Delaware).

        2.9   COMMITTEE.

      "Committee" means the Compensation Committee of the Board, or its delegate.

        2.10  COMMON STOCK.

      "Common Stock" means the Class A common stock, $0.01 par value, of VistaCare, Inc.

        2.11  COMMON STOCK FUND.

      "Common Stock Fund" means that investment option, approved by the Committee, in which a Participant's Deferral Accounts may be deemed to be invested and may earn income (or incur losses) based on a hypothetical investment in Common Stock.

        2.12  COMPANY.

      "Company" means VistaCare, Inc., its divisions, subsidiaries and/or affiliates.

        2.13  COMPANY CREDIT.

      "Company Credit" means an amount, if any, credited by the Company to a Participant's Retirement Account in the sole discretion of the Committee pursuant to Section 7.

        2.14  COMPENSATION.

      "Compensation" means all salary, payments under the Company's annual bonus plan or any other employee compensation determined by the Committee to be properly deferrable under the Plan.

        2.15  CREDITING DATE.

      "Crediting Date" means each date on which Deferred Compensation is credited to Deferral Accounts in accordance with rules prescribed by the Committee.

        2.16  DEFERRAL ACCOUNT(s).

      "Deferral Account(s)" means the Retirement Account and/or the In-Service Scheduled Accounts.

        2.17  DEFERRAL ELECTION.

      "Deferral Election" means a Participant's timely delivery of a written notice of election to the Committee or its designee electing to defer payment of a specified percentage of his or her Compensation in accordance with rules prescribed by the Committee either until Retirement, death or such other time as permitted by the Committee.

        2.18  DEFERRED COMPENSATION.

      "Deferred Compensation" means the Compensation elected by the Participant to be deferred pursuant to the Plan.

        2.19  DISABILITY.

      "Disability" means a physical or mental condition of a Participant entitling the Participant to disability benefits under the Company's long-term disability plan.

        2.20   DISTRIBUTION ELECTION.

      "Distribution Election" means a Participant's timely delivery of a written notice of election to the Committee electing a single lump sum payment or five annual installment payments of his or her Retirement Account. A Distribution Election shall be irrevocable and can only be modified by the Committee, in its sole discretion upon (i) a demonstration of financial hardship in accordance with Section 9, (ii) upon Disability, in accordance with Section 8.6, or (iii) upon termination for Cause in accordance with Section 8.1.

        2.21  EFFECTIVE DATE.

      "Effective Date" means January 1, 2004.

        2.22  ELIGIBLE OFFICER.

      "Eligible Officer" means an Employee who is eligible to participate in the Plan in accordance with Section 4.

        2.23  EMPLOYEE.

      "Employee" means an individual classified by the Committee as a full-time, regular salaried employee of the Company.

        2.24  FAIR MARKET VALUE.

      "Fair Market Value" means, as of any specified date, the closing sales price of a share of Common Stock, as reported on the Nasdaq National Market on that date (or, if there are no sales on that date, the last preceding date on which there was a sale), or, in the event the Common Stock is listed on a stock exchange, the closing sales price of a share of Common Stock, as reported on such exchange on that date (or, if there are no sales on that date, the last preceding date on which there was a sale). In the absence of any listing of the Common Stock on the Nasdaq National Market or on any established stock exchange, Fair Market Value means the fair market value of the Common Stock on any specified date as determined in good faith by the Committee.

        2.25  IN-SERVICE SCHEDULED ACCOUNT(s).

      "In-Service Scheduled Account" means the Account(s) to which a Participant elects to credit Deferred Compensation, and from which, pursuant to Section 8.2, distributions are made.

        2.26  INVESTMENT FUND(s).

      "Investment Fund(s)" means the investment fund or funds selected in the sole discretion of the Committee which serve as the basis for determining the hypothetical investments of the Deferral Accounts, in accordance with the Participant's investment elections, as described in Section 5.

        2.27  MANDATED DEFERRAL.

      "Mandated Deferral" means a deferral of Compensation that is mandated by the Committee, in its sole discretion, to assure the federal income tax deductibility of Compensation.

        2.28  PARTICIPANT.

      "Participant" means an Employee who is eligible to participate in the Plan in accordance with Section 4, and who has made an Election.

        2.29  PLAN.

      "Plan" means this VistaCare, Inc. Deferred Compensation Plan, as amended from time to time.

        2.30  PLAN YEAR.

      "Plan Year" means the annual period commencing January 1 and ending the following December 31.

        2.31  RETIREMENT.

      "Retirement" means a Participant's Termination other than a Termination for Cause.

        2.32  RETIREMENT ACCOUNT.

      "Retirement Account" means the Account (i) to which a Participant elects to credit Deferred Compensation, (ii) to which Company Credits are made, and
(iii) from which distributions are made pursuant to Section 8.1 upon Retirement.

        2.33  SERVICE YEAR.

      "Service Year" means, as designated by the Committee, such year or portion thereof during which the services have been rendered by a Participant for which Compensation is payable.

        2.34  STOCK UNIT(s).

      "Stock Unit(s)" means the share equivalents credited to the Common Stock Fund of a Participant's Deferral Account in accordance with the Participant's investment election, as described in Section 5.

        2.35  TERMINATION.

      "Termination" means a Participant's voluntary or involuntary termination of employment with the Company at any time. In the event of a Participant's Disability, a Termination will be deemed to have occurred as of the date that the Participant has been determined to be eligible for long-term disability benefits under the Company's long-term disability plan.

3.    ADMINISTRATION

      Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. This power and authority includes, but is not limited to, in its sole discretion, selecting which Employees are eligible to participate in the Plan, selecting Compensation eligible for deferral, selecting Investment Funds, mandating deferrals if necessary to assure the federal income tax deductibility of Compensation by the Company; establishing the level of Company Credits (if any) to the Plan, establishing deferral terms and conditions, receiving and approving beneficiary designation forms, and adopting modifications, amendments and procedures as may be deemed necessary, appropriate or convenient by the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties. The Committee, in its sole discretion, may delegate day-to-day administration of the Plan to an employee or employees of the Company or to a third-party administrator. The Committee may also rely on outside counsel, independent accountants or other consultants or advisors for advice and assistance in fulfilling its administrative duties under the Plan. The Committee shall administer the Plan and, in connection therewith, shall have full power and sole discretion to construe and interpret the Plan; to establish rules and regulations; to delegate responsibilities to others to assist it in administering the Plan or performing any responsibilities hereunder; and to perform all other acts it believes reasonable and proper in connection with the administration of the Plan.

4.    ELIGIBILITY

      Employees at the vice-president level and above, and Employees who are members of the Senior Management Team or Strategic Leadership Team, shall be eligible to participate in the Plan commencing on the later of the Effective Date or the first day of the month following the date they are employed by the Company in such capacity. The Committee shall have the authority, in its sole discretion, to impose additional restrictions on the eligibility of Employees, and to designate other Employees who are eligible to participate in the Plan.

5.    PARTICIPANT ACCOUNTS

      Upon a Participant's initial Deferral Election, a Retirement Account and In-Service Scheduled Account(s) shall be established on behalf of the Participant, as designated by the Participant, to which there shall be credited any Deferred Compensation as of each Crediting Date, in accordance with the Participant's annual Deferral Election. In addition, Company Credits and Mandated Deferrals, if any, made pursuant to Section 7 shall be allocated to a Participant's Retirement Account in accordance with rules prescribed by the Committee. Each such Deferral Account shall be credited (or debited) on each Accounting Date with income (or loss) based upon a hypothetical investment in any one or more of the Investment Funds available under the Plan, as prescribed by the Committee for the particular Compensation credited, which may include a Common Stock Fund.

      If all or any portion of a Participant's Deferral Account(s) is measured by a hypothetical investment in the Common Stock Fund, that portion of the Participant's Deferral Account(s) shall be credited on the Crediting Date with Stock Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the amount of such Deferred Compensation at the Fair Market Value on the Crediting Date. As of any date for the payment of cash dividends on the Common Stock, the portion of the Participant's Deferral Account(s) invested in the Common Stock Fund as of the dividend record date shall be credited with additional Stock Units calculated by dividing (i) the product of (a) the dollar value of the dividend declared in respect of a share of Common Stock multiplied by (b) the number of Stock Units credited to the

Participant's Deferral Account(s) as of the dividend record date by (ii) the Fair Market Value of a share of Common Stock on the dividend payment date.

6.    DEFERRAL ELECTIONS

        6.1   IN GENERAL.

      An Eligible Officer, and any other Employee selected by the Committee to participate in the Plan, may elect to do so by delivering to the Committee or its designee a Deferral Election on a form prescribed by the Committee, designating the Deferral Account to which the Deferred Compensation is to be credited, electing the timing and setting forth the Investment Funds in which such Deferred Compensation shall be hypothetically invested in accordance with
Section 5. A Participant's initial Deferral Election must be filed at such time as designated by the Committee. A Participant may submit a new Deferral Election for any subsequent year in order to change the election previously made. Such subsequent Deferral Election must be filed at such time as designated by the Committee, but in no event later than 15 days preceding the first day of the Plan Year to which such subsequent Deferral Election relates. If a specific Deferral Election has not been made with respect to any Plan Year, the Deferral Election (if any) effective with respect to the immediately preceding Plan Year shall remain in effect.

      Newly employed Employees who are Eligible Officers, or current Employees who become Eligible Officers, may elect to participate for the current Plan Year by filing a Deferral election within the first 30 days after commencing employment or becoming an Eligible Officer, as appropriate. Such election shall be effective on the first day of the month following the end of such 30-day period. Deferral Elections for subsequent Plan Years shall be made in accordance with the preceding paragraph.

        6.2   AMOUNT OF DEFERRALS.

      For each Plan Year, a Participant may elect to defer up to 25% of his or her salary and 50% of his or her annual bonus, if any. The annual minimum deferral amount into each Deferral Account is $2,500. If a Deferral Election is made for less than the stated minimum amounts, or if no Deferral Election is made, the amount deferred shall be zero.

        6.3   INVESTMENT ALTERNATIVES FOR EXISTING BALANCES.

      A Participant may elect to reallocate existing Deferral Account Balances among Investment Funds in accordance with procedures established by the Committee which procedures shall determine, among other things, the frequency of such reallocation election.

7.    COMPANY CREDITS

      In the sole discretion of the Committee, in a given Plan Year the Company may credit a specified percentage of a Participant's Compensation to the Participant's Retirement Account as a Company Credit. The Committee may cause the Company to credit such Company Credit for all or any portion of the Participants in such Plan Year. Such Company Credit, if any, shall be credited to a Participant's Retirement Account and shall be subject to the limitations determined appropriate by the Committee, including the limitations described below in this Section 7.

        7.1   VESTING.

      A Participant's Deferred Compensation shall be immediately one-hundred percent (100%) nonforfeitable upon being credited to such Participant's Retirement or In-Service Scheduled Account.

      Subject to Section 7.2, any Company Credits to a Participant's Retirement Account for a Plan Year shall vest and become nonforfeitable based upon a vesting schedule determined in the sole discretion of the Committee prior to the allocation of any Company Credits to a Participant's Deferral Account. Notwithstanding the foregoing, all Company Credits shall vest upon a Change in Control.

        7.2   FORFEITURE.

      Upon a Participant's Retirement or Termination for Cause, the Company reserves the right to withhold payment of a portion of a Participant's Retirement Account attributable to Company Credits in the event the Committee determines that the Participant has violated the Company's standard noncompetition and nondisclosure agreement or any other employment agreement executed by the Participant, or otherwise acts against the interests of the Company, as determined by the Committee in its sole discretion.

8.    DISTRIBUTION

        8.1   RETIREMENT ACCOUNT.

      In the event of a Participant's Retirement, the vested portion of the Participant's Retirement Account shall be distributed at the time and in the manner elected by the Participant in his or her Distribution Election, pursuant to Section 8.4(b). Notwithstanding the foregoing, the Committee may, in its sole discretion, elect to have the total amount credited to the Participant's Retirement Account paid in a single lump sum upon the Participant's Retirement, upon the occurrence of any of the following: (i) the failure of the Participant to provide an effective Distribution Election; (ii) the aggregate vested amount of the Participant's Deferral Accounts totaling less than $10,000, or (iii) a Termination for Cause.

        8.2   IN-SERVICE SCHEDULED ACCOUNT.

      Deferred Compensation credited to a Participant's In-Service Scheduled Account shall be distributed in a single lump sum at the time elected by the Participant in his or her Deferral Election.

        8.3   DEATH.

      In the event of the Participant's death (a) while in the employment of the Company or (b) after the Participant's Termination or Retirement but prior to the payment of the total amount credited to such Participant's Deferral Accounts, the Company shall pay to the Participant's Beneficiary in a single lump sum:

            (1) the remaining amounts, if any, in a Participant's In-Service Scheduled Account; and

            (2)   the amounts in the Participant's Retirement Account.

      In the event of the Participant's death following Retirement, the Company shall pay the amount credited to the Participant's Retirement Account to the Participant's Beneficiary in the form elected by the Participant pursuant to his or her Distribution Election in accordance with Section 8.4. Notwithstanding the foregoing, the Beneficiary may, subject to the approval of the Committee in its sole discretion, revoke a Distribution Election requiring an installment payment, and elect to receive a distribution of the remaining Retirement Account in the form of a single lump sum.

        8.4   FORM OF DISTRIBUTION.

      (a) Distribution of a Participant's Deferral Accounts shall be made in cash.

      (b) A Participant's Distribution Election shall provide for the payment of vested amounts credited to the Participant's Retirement Account upon Retirement or Disability from the optional forms below, if such written election is delivered to the Plan Administrator or its delegee at least twelve (12) months prior to Retirement or Disability. If no such Distribution Election is timely filed, then such distribution shall be made in a single lump sum. The optional forms of distribution are:

            (i)   single lump sum:

            (ii) annual payments made in accordance with the Annual Installment Method over five (5) years following Retirement or determination of Disability;

Lump sum payments shall be made, and installment payments shall commence, no later than sixty (60) days following Retirement, Termination for Cause, or determination of Disability, as applicable.

      (c) Notwithstanding the foregoing, a Participant whose employment is terminated upon Disability, may, subject to the approval of the Committee in its sole discretion, (i) revoke a Distribution Election for a 5 year annual installment payout, and elect a single lump sum payment; and/or (ii) defer the commencement of benefits under the Plan until attainment of age 60.

9.    FINANCIAL HARDSHIP

      Upon the written request of a Participant or a Participant's legal representative and a finding that continued deferral will result in an unforeseeable financial emergency to the Participant, the Committee, in its sole discretion, may authorize (a) the payment of all or a part of a Participant's Deferral Accounts representing Deferred Compensation and earnings thereon in a single lump sum prior to his or her ceasing to be a Participant, or (b) a Participant to cease contributing Deferred Compensation to the Plan during a Plan Year. It is intended that the Committee's determinations as to whether the Participant has suffered an "unforeseeable financial emergency" shall be made consistent with the requirements under Section 457(d) of the Internal Revenue Code of 1986, as amended and the regulations thereto defining "unforeseeable injury". The Committee may adopt procedures for determining when a hardship situation exists, including the use of independent advisors to make such determinations.

      Any Participant receiving a hardship distribution may have no further amounts deferred under this Plan for a period of one year from the date of such distribution. The Participant shall not repay to the Company amounts distributed pursuant to this Section 9.

10.   BENEFICIARY DESIGNATION

      A Participant may designate one or more persons (including a trust) to whom or to which payments are to be made if the Participant dies before receiving distribution of all amounts due under the Plan. A Participant may, at any time, elect to change the designation of a Beneficiary. A designation of Beneficiary will be effective only after the signed designation of Beneficiary is filed with the Committee or its designee while the Participant is alive and will cancel all designations of Beneficiary signed and filed earlier. If the Participant fails to designate a Beneficiary as provided above or if all of a Participant's Beneficiaries predecease him or her and he or she fails to designate a new Beneficiary, the remaining unpaid amounts shall be paid in one lump sum to the estate of such Participant. If all Beneficiaries of the Participant die after the Participant but before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries.

11.   UNSECURED GENERAL CREDITOR STATUS OF EMPLOYEE

      The payments to Participants and their Beneficiaries hereunder shall be made from the general corporate assets of the Company. No person shall have any interest in any such assets by virtue of the provisions of this Plan. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. Any accounts maintained under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any account shall hold any actual funds or assets.

12.   SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION

      In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange or reclassification of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares or Stock Units that may be credited under the Plan shall be automatically adjusted so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

13.   INALIENABILITY OF BENEFITS

      The interests of the Participants and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor subject to attachment, execution, garnishment or other such equitable or legal process. A Participant or Beneficiary cannot waive the provisions of this Section 13.

14.   CLAIMS PROCEDURE

      Any Participant, Beneficiary or any other person claiming benefits, eligibility, participation or any other right or interest under this Plan may file a written claim setting forth the basis of the claim with the Chief Executive Officer of the Company ("CEO"). A written notice of the CEO's disposition of any such claim shall be furnished to the claimant within a reasonable time (not to exceed ninety (90) days) after the claim is received by the CEO. Notwithstanding the foregoing, the CEO may have additional time (not to exceed ninety (90) days) to decide the claim if special circumstances exist, provided that he advises the claimant, in writing and prior to the end of the initial ninety (90) day period, of the special circumstances giving rise to the need for additional time and the date on which he expects to decide the claim. If the claim is denied, in whole or in part, the notice of disposition shall include the specific reason for the denial, identify the specific provisions of the Plan upon which the denial is based, describe any additional material or information necessary to perfect the claim, explain why that material or information is necessary and describe the Plan's review procedures, including the timeframes thereunder for a claimant to file a request for review and for the Committee to decide the claim. The notice shall also include a statement advising the claimant of his right to bring a civil action if his claim is denied, in whole or in part, upon review.

      Within sixty (60) days after receiving the written notice of the CEO's disposition of the claim, the claimant may request, in writing, review by the Committee of the CEO's decision regarding his claim. Upon written request, the claimant shall be entitled to a review meeting with the Committee to present reasons why the claim should be allowed. The claimant or his authorized representative may submit a written statement in support of his claim, together with such comments, information and material relating to the claim, as he deems necessary or appropriate. The claimant or his duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which are relevant to the claimant's claim and its review. If the claimant does not request review within sixty (60) days after receiving written notice of the CEO's disposition of the claim, the claimant shall be deemed to have accepted the CEO's written disposition.

      The Committee shall make its decision on review and provide written notice thereof to the claimant within a reasonable time (not to exceed sixty (60) days) after the claim is received by the Committee. Notwithstanding the foregoing, the Committee may have additional time (not to exceed sixty (60) days) to decide the claim if special circumstances exist provided that the Committee advises the claimant, in writing, prior to the end of the initial sixty (60) day period, of the special circumstances giving rise to the need for additional time and the date on which it expects to decide the claim. In no event shall the Committee have more than one hundred twenty (120) days following its receipt of the claimant's request for review to provide the claimant with written notice of its decision. The Committee shall have the right to request of and receive from claimant such additional information, documents or other evidence as the Committee may reasonably require. In the event that the Committee requests such additional information from the claimant, the period for making the benefit determination on review shall not take into account the period beginning on the date on which the Committee notifies the claimant in writing of the need for additional information and ending on the date on which the claimant responds to the request for additional information.

      If the claim is denied upon review, in whole or in part, the notice of disposition shall include the specific reason for the denial, identify the specific provision of the Plan upon which the denial is based, include a statement advising the claimant of his right to receive, upon written request and free of charge, reasonable access to and copies of all documents, records and other information which are relevant to the claimant's claim and include a statement advising the claimant of his right to bring a civil action under Section 502(a) of the Act if his claim is denied, in whole or in part, upon review.

      For purposes of this Section, a document, record or information will be considered "relevant' if it (a) was relied upon by the CEO or Committee, as applicable, in making the benefit decision, (b) was submitted, considered or generated in the course of making such decision, even if it was not relied upon in making those decisions, or (c) demonstrates compliance with the administrative processes and safeguards established by the Plan to insure that the terms of the Plan have been followed and applied consistently.

      To the extent permitted by law, a decision on review by the Committee shall be binding and conclusive upon all persons whomsoever. Completion of the claims procedure described in this Section shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan, or by another person claiming rights through such a person. The Committee may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

      In the case of an adverse benefit determination on review, in addition to the information described above, the notice shall state: "You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

15.   GOVERNING LAW

      The provisions of this plan shall be interpreted and construed in accordance with the laws of the State of Arizona, except to the extent preempted by federal law.

16.   AMENDMENTS

      The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that the Committee may not, without approval by the Board, materially increase the benefits accruing to Participants under the Plan. Notwithstanding the foregoing, no amendment, modification or termination which would reasonably be considered to be adverse to a Participant or Beneficiary may apply to or affect the terms of any deferral of Compensation that was approved prior to the effective date of such amendment, modification or termination, without the consent of the Participant or Beneficiary affected thereby.

      IN WITNESS WHEREOF, this Deferred Compensation Plan is effective as of January 1, 2004.

                                    VISTACARE, INC.

                                    BY:
                                       ---------------------------

                                    TITLE:
                                          ------------------------------

                                Sample ERISA Form

            ERISA Notice for Unfunded Deferred Compensation Plans

            Attached is a sample form of notice which may be used to satisfy the alternative ERISA reporting requirements for an unfunded plan of deferred compensation for a select group of Employees. The notice should be filed, preferably on VistaCare, Inc. letterhead, within 120 days after a new plan is established. Even if VistaCare, Inc. has not previously filed with respect to any prior plan or plans, it should include them in reporting the number of plans and Employees covered in items 3 and 4.

      Plan documents need not be filed, unless they are specifically requested by the Secretary of Labor.

      If VistaCare, Inc. fails to file the notice, the plan will be subject to the burdensome reporting and disclosure requirements of ERISA Title I, Subtitle B, Part 1.

                                      Date

Office of Participant Benefits Security
Labor Management Service Administration
U.S. Department of Labor
Washington, DC 20216

      Re:   Notice of Plan(s) of Deferred Compensation

Ladies and Gentlemen:

      Pursuant to DOL Reg. Sec. 2520.104 23, the undersigned Employer hereby files the following information with respect to its plan of deferred compensation.

      1.    Name and Address of Employer:

            VistaCare, Inc.
            8125 East Hayden Road, Suite 300
            Scottsdale, AZ 85258

      2.    Federal Employer Identification No. (EIN):
            -----------------------------------------


      3. The Employer maintains __ plan(s) of deferred compensation primarily for the purpose of providing deferred compensation to a select group of management or highly compensated Employees.

      4.    _____  Employee(s) is/are covered by such plan(s).


                                    Very truly yours,

                                    ------------------------------

                                    By:
                                       ---------------------------